SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
            Exchange Act of 1934 (Amendment No._____________________)

Filed by the Registrant   [ X ]

Filed by a Party other than the Registrant   [  ]

Check the appropriate box:

[  ]   Preliminary Proxy Statement        [   ]  Confidential.  For Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))

[X ]   Definitive Proxy Statement
[  ]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  BEL FUSE INC.
------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------

      (5)   Total fee paid:

------------------------------------------------------------------------------

[  ]  Fee paid previously with preliminary materials:

------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously paid:

------------------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement no.:

------------------------------------------------------------------------------

      (3)   Filing Party:

------------------------------------------------------------------------------

      (4)   Date Filed:

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

                                 [BEL FUSE LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                                  BEL FUSE INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bel Fuse Inc. will be held at the Newark Airport Hilton Hotel, 1170 Spring Street, Elizabeth, New Jersey 07201, on Thursday, May 29, 1997 at 2:00 p.m. for the following purposes:

     1.   To elect two directors.

     2. To consider and act upon other matters which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 23, 1997 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

                                        By Order of the Board of Directors





                                        ROBERT H. SIMANDL, Secretary

  Jersey City, New Jersey
  April 29, 1997




  WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                 BEL FUSE INC.

                                  ----------

                                PROXY STATEMENT

                                  ----------

     The following statement is furnished in connection with the solicitation by the Board of Directors of Bel Fuse Inc. ("Bel" or the "Company"), a New Jersey corporation with its principal executive offices at 198 Van Vorst Street, Jersey City, New Jersey 07302, of proxies to be used at Bel's Annual Meeting of Shareholders to be held at the Newark Airport Hilton Hotel, 1170 Spring Street, Elizabeth, New Jersey 07201 on Thursday, May 29, 1997 at 2:00 P.M. This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about April 29, 1997.

VOTING; REVOCATION OF PROXIES

     A form of proxy is enclosed for use at the Annual Meeting if a shareholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the secretary of the meeting. A subsequently dated proxy will, if properly presented, revoke a prior proxy. Any shareholder may attend the meeting and vote in person whether or not he has previously given a proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If a proxy is signed but no specification is given, the shares will be voted to elect the Board's nominees to the Board of Directors.

PROXY SOLICITATION

     The entire cost of soliciting these proxies will be borne by Bel. In following up the original solicitation of the proxies by mail, Bel may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock held of record by such persons and may reimburse them for their expenses in so doing. If necessary, Bel may also use its officers and their assistants to solicit proxies from the shareholders, either personally or by telephone or special letter.

VOTE REQUIRED; SHARES ENTITLED TO VOTE; PRINCIPAL SHAREHOLDERS

     The presence in person or by proxy of holders of a majority of the outstanding shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), will constitute a quorum for the transaction of business at the Company's Annual Meeting. Assuming that a quorum is present, the election of directors will require the affirmative vote of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting. Holders of Common Stock are not entitled to cumulative voting in the election of directors.

     Holders of record of the Common Stock at the close of business on April 23, 1997 (the record date fixed by the Board of Directors) will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 5,073,195 shares of Common Stock outstanding and entitled to vote at the meeting. Each such share is entitled to one vote on all matters to come before the meeting.

     The Company's management is not aware of any individual or entity that owned of record or beneficially more than five percent of the Common Stock as of December 31, 1996 other than Elliot Bernstein, Howard B. Bernstein and Dimensional Fund Advisors Inc. ("Dimensional"). Elliot Bernstein is the Chairman of the Board, Chief Executive Officer and a Director of the Company. Howard B. Bernstein is a Director of the Company. The business address of Elliot Bernstein and Howard B. Bernstein is 198 Van Vorst Street, Jersey City, New Jersey 07302. For information regarding the number of shares owned by Elliot Bernstein and Howard B. Bernstein, see "Election of Directors."

     Pursuant to filings made by Dimensional with the Securities and Exchange Commission, Dimensional beneficially owned the following number of shares of the Company's Common Stock as of December 31, 1996:

 NAME AND ADDRESS OF                   AMOUNT AND NATURE         PERCENT OF
  BENEFICIAL OWNER                  OF BENEFICIAL OWNERSHIP        CLASS
 -------------------                -----------------------      ----------
Dimensional Fund Advisors, Inc. ....      364,400(A)                7.2%
 1299 Ocean Avenue
 11th Floor
 Santa Monica, CA 90401

-----------

(A) Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 364,400 shares of Bel's Common Stock as of December 31, 1996, all of which shares were held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

     The information furnished in Note A above is based on filings made by Dimensional with the Securities and Exchange Commission.

1998 ANNUAL MEETING; NOMINATIONS

     Shareholders intending to present proposals at the 1998 Annual Meeting of Shareholders must deliver their written proposals to the Company no later than December 30, 1997 in order for such proposals to be eligible for inclusion in the Company's proxy statement and proxy card relating to next year's meeting.

                              ELECTION OF DIRECTORS

     The Company's directors are elected on a staggered term basis, with each class of directors being as nearly equal as possible, and standing for re-election once in each three-year period. At the Annual Meeting, the holders of the Common Stock will elect two directors for three year terms.

     Unless a shareholder either indicates "withhold authority" on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election as a director of the persons named in Table I below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute for said nominees if they, for any reason presently unknown, cannot be candidates for election.

     Table I sets forth the name and age of each of the nominees for election to the Board of Directors, the positions and offices presently held by each such person within Bel, the period during which each such person has served on the

Board of Directors of Bel, the expiration of his respective term, the principal occupations and employment of each such person during the past five years, and the number of shares of Bel's Common Stock which he beneficially owned as of April 1, 1997. Table II sets forth comparable information with respect to those directors whose terms of office will continue beyond the date of the Annual Meeting. Unless otherwise indicated, positions have been held for more than five years. Unless otherwise stated in the footnotes following the tables, the nominees and other directors listed in the tables have sole power to vote and dispose of the shares which they beneficially owned as of April 1, 1997.

                                     TABLE I

                        NOMINEES FOR ELECTION AS DIRECTOR

                                                                                                        SHARES BENEFICIALLY OWNED
                                                                                                          AS OF APRIL 1, 1997(A)
                                                                                                       ----------------------------
                                DIRECTOR      EXPIRATION                                                  NUMBER          PERCENT
    NAME AND AGE                  SINCE         OF TERM         BUSINESS EXPERIENCE                      OF SHARES         OF CLASS
    ------------                --------      ----------     ------------------------------------      ------------      -----------
  Howard B. Bernstein, 71 .....   1954           2000               Retired(B)                           290,800(C)         5.7%

  John F. Tweedy, 51 ..........   1996           2000        Director of Corporate                           500              *
                                                              Communications of Standard
                                                              Microsystems Corp. (supplier of
                                                              computer LAN systems) (July 1995 to
                                                              Present); Independent consultant
                                                              (November 1994 to July 1995);
                                                              President and Chief Executive
                                                              Officer of NetVision Corp.
                                                              (developer of computer networking
                                                              products) (November 1993 to October
                                                              1994); Independent Consultant (June
                                                              1993 to November 1993); Corporate
                                                              Vice President, Systems Engineering
                                                              Corp. (1988 to June 1993).



                                    TABLE II

                                 OTHER DIRECTORS

                                                                                                        SHARES BENEFICIALLY OWNED
                                                                                                          AS OF APRIL 1, 1997(A)
                                                                                                       ----------------------------
                                DIRECTOR      EXPIRATION                                                  NUMBER          PERCENT
    NAME AND AGE                  SINCE         OF TERM         BUSINESS EXPERIENCE                      OF SHARES         OF CLASS
    ------------                --------      ----------     -------------------------------------     ------------      -----------
  Daniel Bernstein, 43 .........  1986           1998        President (June 1992 to Present) of         237,153(D)         4.7%
                                                              the Company; Vice President and
                                                              Treasurer of the Company (prior
                                                              years to June 1992); Managing
                                                              Director of the Company's Macau
                                                              subsidiary (1991 to Present)(B).



                                                                                                        SHARES BENEFICIALLY OWNED
                                                                                                          AS OF APRIL 1, 1997(A)
                                                                                                       ----------------------------
                                DIRECTOR      EXPIRATION                                                  NUMBER          PERCENT
    NAME AND AGE                  SINCE         OF TERM         BUSINESS EXPERIENCE                      OF SHARES         OF CLASS
    ------------                --------      ----------     -------------------------------------     ------------      -----------
  Elliot Bernstein, 73 .........  1949           1999        Chairman of the Board (June 1992 to         512,931(E)         10.1%
                                                              Present) and Chief Executive
                                                              Officer of the Company; President
                                                              of the Company (prior years to June
                                                              1992)(B)

  Peter Gilbert, 49 ............  1987           1998        President and Chief Executive                   200              *
                                                              Officer of The Gilbert
                                                              Manufacturing Company, a division
                                                              of Larsdale, Inc., Boston,
                                                              Massachusetts (manufacturer of
                                                              electrical components).



  John S. Johnson, 67 ..........  1996           1998        Independent consultant (April 1993            2,500              *
                                                              to Present) for various companies,
                                                              including the Company (during
                                                              1995); Corporate Controller of AVX
                                                              Corporation (manufacturer of
                                                              electronic components) (1978 to
                                                              March 1993).



  Robert H. Simandl, 68 ........  1967           1999        Secretary of the Company;                     5,170(F)           *
                                                              Practicing Attorney; Member of the
                                                              law firm of Simandl & Gerr (January
                                                              1992 to January 1995); member of
                                                              the law firm of Robert H. Simandl,
                                                              Counselor of Law (prior years).

-------------
(A)  There were 5,073,195 shares of Common Stock outstanding as of April 1,
     1997.

(B) Messrs. Elliot and Howard B. Bernstein are brothers. Daniel Bernstein is Elliot Bernstein's son and Howard B. Bernstein's nephew.

(C) Includes 500 shares held of record by Howard Bernstein's wife. Mr. Bernstein disclaims beneficial ownership of these shares.

(D) Includes 10,000 shares which may be acquired by Daniel Bernstein on or before May 30, 1997 upon the exercise of stock options and 23,000 shares held by Daniel Bernstein as trustee for his children. Also includes 3,154 shares allocated to Daniel Bernstein in the Company's 401(k) Plan over which he has voting but no investment power.

(E) Includes 10,000 shares which may be acquired by Elliot Bernstein on or before May 30, 1997 upon the exercise of stock options, 26,800 shares held of record by Elliot Bernstein's wife and 28,600 shares owned by a not-for-profit foundation of which Mr. Bernstein is President and Trustee. Also includes an aggregate of 4,111 shares allocated to Elliot Bernstein in the Company's Far East Retirement Plan over which he has voting but no investment power.

(F)  Includes 4,400 shares held of record by Mr. Simandl's wife.

  * Shares constitute less than one percent of the shares of Common Stock outstanding.

     The current executive officers and directors of Bel as a group (11 persons) beneficially owned 1,070,499 shares of Common Stock (or 20.1% of the outstanding shares of Common Stock) as of April 1, 1997, including 25,000 shares which may be acquired on or before May 30, 1997 upon the exercise of stock options and 17,897 shares allocated in the Company's 401(k) Plan and Far East Retirement Plan over which they have voting but no investment power.

     Of the shares of Common Stock beneficially owned by the Company's Named Officers (as defined below), the tables above present information regarding the beneficial ownership of the Company's Chairman of the Board and Chief Executive Officer (Mr. Elliot Bernstein) and President (Mr. Daniel Bernstein). The other Named Officers beneficially owned the following number of shares as of April 1, 1997, all of which constituted less than one percent of the shares of Common Stock outstanding: Arnold Sutta, 7,993 shares, including 5,180 shares allocated to Mr. Sutta in the Company's 401(k) Plan over which he has voting but no investment power; Colin Dunn, 5,254 shares, representing 3,750 shares which may be acquired by Mr. Dunn on or before May 30, 1997 upon the exercise of stock options and 1,504 shares allocated to Mr. Dunn in the Company's 401(k) Plan over which he has voting but no investment power; and Joseph Meccariello, 2,652 shares, representing 1,250 shares which may be acquired by Mr. Meccariello on or before May 30, 1997 upon the exercise of stock options and 1,402 shares allocated to Mr. Meccariello in the Company's 401(k) Plan and Far East Retirement Plan over which he has voting but no investment power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file with the Securities and Exchange Commission certain reports regarding such persons' ownership of the Company's securities. The Company is obligated to disclose any failures to file such reports on a timely basis. One report was filed late with the Commission with respect to a gift by Elliot Bernstein of 8,500 shares. This late filing was inadvertent, and the required filing was made promptly after noting the failure to file.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth, for the fiscal years ended December 31, 1994, 1995 and 1996, the annual and long-term compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers of Bel during 1996 (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG-TERM
                                                                                               COMPENSATION AWARDS
                                                                ANNUAL COMPENSATION           --------------------
                                                         ----------------------------------   SECURITIES UNDERLYING    ALL OTHER
  NAME AND PRINCIPAL POSITION                YEAR        SALARY          BONUS      OTHER(A)     OPTIONS/SARS(#)    COMPENSATION(B)
  ---------------------------                ----        ------          -----      --------  --------------------- --------------

Elliot Bernstein ....................        1996      $350,000         $  --       $   --             --              $30,756
 Chairman and Chief                          1995       350,000            --           --             --               32,621
 Executive Officer                           1994       350,000            --           --           20,000             31,756

Daniel Bernstein ....................        1996       148,704          75,000         --             --                8,850
 President                                   1995       138,800          10,769         --             --                8,873
                                             1994       110,080           1,284         --           20,000             10,677

Arnold Sutta ........................        1996       121,895           9,420         --           10,000              4,328
 Vice President                              1995       116,099           8,971         --             --                4,118
                                             1994       111,641           1,294         --             --                6,728

Colin Dunn ..........................        1996       134,204          20,269         --             --                5,023
 Vice President and                          1995       117,776           9,152         --             --                4,193
 Treasurer                                   1994       113,200           1,320         --           15,000              5,720

Joseph Meccariello ..................        1996       119,615          20,004       97,957           --                8,374
 Vice President                              1995       104,410           7,012       97,025           --                7,312
                                             1994(C)     96,586           1,236       70,828          5,000              6,763


----------

(A) During the periods presented above, no Named Officer received perquisites (i.e., personal benefits) in excess of 10% of such individual's reported salary and bonus, except that Mr. Meccariello received housing allowances of $97,957, $97,025 and $70,828, during 1996, 1995 and 1994, respectively.

(B) Compensation reported under this column for 1996 includes: (i) contributions of $24,500 for Elliot Bernstein and $8,374 for Joseph Meccariello to the Company's Far East Retirement Plan and contributions of $4,850, $4,328 and $5,023, respectively, for Daniel Bernstein, Arnold Sutta and Colin Dunn, respectively, to the Company's 401(k) Plan, to match 1996 pre-tax elective deferral contributions (included under "Salary ") made by each Named Officer to such Plans, such contributions being made in shares of the Company's Common Stock, (ii) $4,000 paid to each of Elliot Bernstein and Daniel Bernstein as directors' fees, and (iii) $2,256 paid by the Company as a premium for term life insurance for Elliot Bernstein.

(C) The table above presents information regarding Joseph Meccariello throughout 1994, including the period during which he was not an executive officer of the Company.

STOCK OPTION GRANTS

     The Company maintains a Stock Option Plan (the "Option Plan") for employees. The options granted under the Option Plan generally have terms of five years and terminate at or within a specified period of time after the optionee's employment with the Company ends. Options are exercisable in installments determined at the date of grant. The following table contains information regarding the grant of stock options under the Option Plan to Arnold Sutta, the only Named Officer who received a stock option grant during the year ended December 31, 1996:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS                                                 POTENTIAL REALIZABLE
                           -------------------------------                                               VALUE AT ASSUMED
                           NUMBER OF       PERCENT OF TOTAL                                          ANNUAL RATES OF STOCK
                           SECURITIES        OPTIONS/SARS                                             PRICE APPRECIATION
                           UNDERLYING         GRANTED TO        EXERCISE OR                             FOR OPTION TERM (A)
                           OPTIONS/SARS       EMPLOYEES         BASE PRICE      EXPIRATION           ------------------------
  NAME                     GRANTED(#)          IN 1996           ($/SH.)          DATE               5%($)             10%($)
  ----                     ------------    ----------------     -----------     -----------          -----             ------
  Arnold Sutta               10,000             14.1%            $14.00          3/10/2001           $38,700           $85,500


--------------

(A) Amounts represent hypothetical gains that could be achieved if the listed options were exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10%, compounded annually from the date the options were granted to their expiration date, based upon the fair market value of the Common Stock as of the date the options were granted. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon the future performance of the Company and overall financial market conditions. There can be no assurance that amounts reflected in this table will be achieved.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information regarding stock option exercises by the Named Officers during the year ended December 31, 1996, including the aggregate value of gains on the date of exercise. In addition, the following table provides data regarding the number of shares covered by both exercisable and non-exercisable stock options at December 31, 1996. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of existing options and $14.125, the closing sale price of the Company's Common Stock on December 31, 1996.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES


                                                                                                           VALUE OF UNEXERCISED
                                            COMMON     VALUE REALIZED          NUMBER OF SECURITIES            IN-THE-MONEY
                                            SHARES     (MARKET PRICE          UNDERLYING UNEXERCISED           OPTIONS/SARS
                                           ACQUIRED      ON EXERCISE        OPTIONS/SARS AT YEAR-END(#)       AT YEAR-END($)
                                              ON          DATE LESS         ---------------------------  --------------------------
  NAME                                    EXERCISE(#)  EXERCISE PRICE)($)   EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
  ----                                    -----------  ------------------   -----------   -------------  -----------  -------------
Elliot Bernstein .........................    --             --                10,000         10,000        64,250        64,250
Daniel Bernstein .........................    --             --                10,000         10,000        64,250        64,250
Arnold Sutta .............................    --             --                  --           10,000          --           1,250
Colin Dunn ...............................   3,750         45,937               3,750          7,500        26,719        53,430
Joseph Meccariello .......................    --             --                 1,250          2,500         9,531        19,663



THE BOARD OF DIRECTORS; COMMITTEES OF THE BOARD; DIRECTORS' COMPENSATION

     The Company's Board of Directors holds a regular meeting immediately before the Annual Meeting of Shareholders and meets on other occasions throughout the year. During 1996, the Board held four meetings.

     Bel's Board has an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee is composed of Elliot Bernstein, Daniel Bernstein and Robert H. Simandl; the Compensation Committee is composed of Daniel Bernstein, Peter Gilbert and Robert H. Simandl; the Audit Committee is composed of Peter Gilbert and John S. Johnson. The function of the Executive Committee is to act in the place of the Board when the Board cannot be convened. The Compensation Committee is charged with the responsibility of administering the Company's Stock Option Plan and also reviews the compensation of Bel's executive officers. The Audit Committee reviews significant audit and accounting principles, policies and practices, and meets with the Company's independent auditors. During 1996, the Executive Committee and the Compensation Committee each held one meeting and the Audit Committee held two meetings.

     All directors of the Company's foreign subsidiaries receive an annual fee of $4,000. In 1996, directors of the Company received an annual retainer of $6,000, $750 for each Board meeting they attended and $500 for each committee meeting which they attended. Directors who are executive officers of the Company will not receive directors' fees otherwise payable to directors of the Company, but will receive an annual retainer of $4,000 if they are directors of the Company's foreign subsidiaries.

     John S. Johnson, a director of the Company, provides consulting services to the Company from time to time. In 1996, fees received by Mr. Johnson for such services were not material.

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on a hypothetical $100 investment made at the close of business on December 31, 1991 in (i) Bel's Common Stock, (ii) the NASDAQ Stock Index, and (iii) the NASDAQ Electronic Components Stock Index. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends and increases or decreases in market prices.

               COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                                 BEL FUSE INC.

Prepared by the Center for Research in Security Prices
Produced on 01/22/97 including data to 12/31/96

SYMBOL             CRSP TOTAL RETURNS INDEX FOR:
------             -----------------------------
------       J     BEL FUSE INC.
  *          L     Nasdaq Stock Market (US Companies)
======       Y     Nasdaq Electronic Components Stocks
                   SIC 3670-3679 US & Foreign





                [GRAPHICAL REPRESENTATION OF DATA TABLE BELOW]








NOTES:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D. The index level for all series was set to $100.0 on 12/31/91.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of Bel's executive officers generally are made by the Compensation Committee of the Board of Directors (the "Committee"). Pursuant to Securities and Exchange Commission rules designed to enhance disclosure of corporate policies regarding executive compensation, Bel has set forth below a report submitted by the Committee addressing Bel's compensation policies for 1996 as they affected Elliot Bernstein (the Chief Executive Officer) and the other Named Officers.

     The goals of Bel's compensation policies for executive officers are to provide a competitive level of base salary and other benefits to attract, retain and motivate high caliber personnel.

     The Company's compensation program consists primarily of base salary and long-term incentive awards. In making its compensation decisions, the Committee analyzes the Company's performance, the individual's performance in terms of the fulfillment of responsibilities related to the applicable position, and the individual's contribution to the Company. Mr. Daniel Bernstein, a member of the Committee, did not participate with respect to determinations regarding his own compensation.

     Executive officers receive performance and salary reviews each year. Salary increases are based on an evaluation of the extent to which a particular executive officer is determined to have assisted the Company in meeting its business objectives and in contributing to the growth and performance of the Company.

     The Company and the Chief Executive Officer agreed in each of the last five years that the Chief Executive Officer's salary would not be increased. The salary of Daniel Bernstein, President of the Company, was raised during 1995 and 1996 to reflect Mr. Bernstein's increased responsibilities and his performance of those responsibilities as President of the Company. Daniel Bernstein also received a bonus in 1996 as a result of his performance. In establishing Daniel Bernstein's salary and bonus for 1996, the Compensation Committee also considered a survey of compensation paid to executives with similar positions at comparable companies. Bonuses were granted to the other Named Officers for 1996 and the salaries of the other Named Officers were increased in 1996 as a result of their performance.

     The Company's long-term incentive award program includes the grant of stock options. Stock options only produce value to executives if the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of stockholders. All of the Company's stock options have been granted at exercise prices at least equal to the market price on the grant date. In light of the fact that all options granted to Mr. Sutta in prior years had been exercised, the Company granted Mr. Sutta a new option in 1996. No stock options were granted to the other Named Officers during 1996, in light of the outstanding options previously granted to such persons.

     Pursuant to the Company's domestic 401(k) Plan and Far East Retirement Plan, the Company makes matching contributions of pre-tax elective deferral contributions made by executive officers. The Company's matching contributions are made in shares of Bel's Common Stock. Bel believes that these plans are an important element in executive long-term compensation and foster the retention and motivation of qualified executives.

     During 1993, the Omnibus Reconciliation Act of 1993 was enacted. This Act includes potential limitations on the deductibility of compensation in excess of $1 million paid to the Company's five highest paid officers beginning in 1994. Based on regulations issued by the Internal Revenue Service and an analysis by the Company to date, the Company believes that any compensation realized in connection with the exercise of stock options granted by the Company will continue to be deductible as performance-based compensation. The Committee and the entire Board of Directors will continue to evaluate the impact of this legislation on Bel's compensation program and intends to submit appropriate proposals to stockholders at future meetings if necessary in order to maintain the deductibility of executive compensation.

                                          Respectfully submitted,



                                          ROBERT H. SIMANDL
                                          PETER GILBERT
                                          DANIEL BERNSTEIN



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert H. Simandl served as a member of the Compensation Committee of the Company's Board of Directors during 1996. Mr. Simandl has served as the Company's Secretary for more than the past five years.

     Mr. Simandl and his predecessor firms have served as general counsel to the Company for more than five years. Fees received by Mr. Simandl's firm from the Company during 1996 were not material. The Company will retain Mr. Simandl in 1997.

     Daniel Bernstein served as a member of the Compensation Committee of the Company's Board of Directors during 1996, although he did not participate with respect to determinations regarding his own compensation. Daniel Bernstein has been President of the Company since 1992, served the Company in other capacities in prior years, and has been a director of the Company since 1986.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP, independent certified public accountants, has been selected by the Board of Directors to audit and report on Bel's financial statements for the year ending December 31, 1997. Deloitte & Touche LLP began auditing Bel in 1983. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he so desires. The representative is expected to be available to respond to appropriate questions from shareholders.

OTHER MATTERS

     At the time this Proxy Statement was mailed to shareholders, management was not aware that any matter other than the election of directors would be presented for action at the Annual Meeting. If other matters properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

                                          By Order of the Board of Directors



                                          ROBERT H. SIMANDL, Secretary

Dated: April 29, 1997

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                                  BEL FUSE INC.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS,
                                  MAY 29, 1997

     The undersigned hereby appoints Howard B. Bernstein, Robert H. Simandl and Daniel Bernstein, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the annual meeting of the shareholders of the Company to be held on May 29, 1997, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

     1. Election of the Board's nominees for Director. (The Board of Directors recommends a vote "FOR".)

   [ ] FOR the nominees listed below (except as marked to the contrary below)

   [ ] WITHHOLD AUTHORITY to vote for the nominees listed below

                Nominees: Howard B. Bernstein and John F. Tweedy

 INSTRUCTION: To withhold  authority to vote for any  individual  nominee listed
              above, write the nominee's name in the space   provided below.

     2. Upon all such other matters as may properly come before the meeting and/or any adjournment or adjournments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.

                  (Continued and to be signed on reverse side)


--------------------------------------------------------------------------------

                          (Continued from reverse side)

   UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY,
           THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD'S NOMINEES.

                                             Dated: ____________________ , 1997

                                             Signed ___________________________

                                             Please sign this proxy and return
                                             it promptly whether or not you
                                             expect to attend the meeting. You
                                             may nevertheless vote in person if
                                             you attend.

                                             Please sign exactly as your name
                                             appears hereon. Give full title if
                                             an Attorney, Executor,
                                             Administrator, Trustee, Guardian,
                                             etc.

                                             For an account in the name of two
                                             or more persons, each should sign,
                                             or if one signs, he should attach
                                             evidence of his authority.